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                                                            EXHIBIT 23.2

                        CONSENT OF MILLER & LENTS, LTD.



                             MILLER AND LENTS, LTD
                     INTERNATIONAL OIL AND GAS CONSULTANTS
                             TWENTY SEVENTH FLOOR
                                1100 LOUISIANA
                          HOUSTON, TEXAS  77002-5216


                                 June 1, 1999


Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas  76102

                         RE:  Securities and Exchange Commission
                              Form S-3 Registration Statement, No._________

Gentlemen:

  The firm of Miller and Lents, Ltd. consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Oil Company Form S-3 Registration Statement, No. _________ and to reference to our Firm in such registration statement.

  Miller and Lents, Ltd. has no interests in Cross Timbers Oil Company or any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Cross Timbers Oil Company. We are not employed by Cross Timbers Oil Company on a contingent basis.


                         Yours very truly,


                         MILLER AND LENTS, LTD.


                         By: /s/ James C. Pearson
                            ---------------------
                            James C. Pearson
                            President